UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	September 1, 2004
Date of earliest event reported:	(August 26, 2004)

D&E COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-20709	23-2837108
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458		17522
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (717) 733-4101

                                     Not Applicable
(Former name or former address, if changed since last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]     Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On August 26, 2004, Ann B. Sweigart, Chairman of the Board of Directors and President of the registrant, announced her retirement from such offices effective November 1, 2004, and Robert M. Lauman, Vice Chairman of the Board of Directors and Senior Executive Vice President, Assistant Treasurer and Assistant Secretary of the registrant, announced his retirement from such offices effective November 1, 2004. G. William Ruhl, Chief Executive Officer of the registrant will assume the office of President, and a search committee formed by the Board of Directors will seek a new Chief Executive Officer. For further details, reference is made to the Press Release, dated August 27, 2004, which is attached hereto as Exhibit 99 and incorporated herein by this reference.

Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits

                    (c) Exhibits:

                         99     Press Release dated August 27, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                 D&E Communications, Inc.

Date:  September 1, 2004                                         By: /s/ Thomas E. Morell

                                                                                          Thomas E. Morell

                                                                                          Senior Vice President

                                                                                          Chief Financial Officer and Treasurer

EXHIBIT 99

D&E COMMUNICATIONS, INC.	NEWS RELEASE
FOR IMMEDIATE RELEASE	August 27, 2004
CONTACT PERSON:	W. Garth Sprecher (717) 738-8304

D&E COMMUNICATIONS, INC. ANNOUNCES
THE ADOPTION OF A MANAGEMENT TRANSITION AND SUCCESSION PLAN

EPHRATA - (August 27, 2004) - D&E Communications, Inc. (D&E) (NASDAQ: DECC) announced that on August 26, 2004, its Board of Directors adopted a management succession plan. As part of such plan, Anne B. Sweigart, the Chairman of the Board of Directors and President of the Company, and Robert M. Lauman, Vice Chairman of the Board and Senior Executive Vice President, have announced their retirement plans. G. William Ruhl, Chief Executive Officer, will assume the office of President, and a search committee formed by the Board will seek a new Chief Executive Officer.

Mrs. Sweigart will retire as President and step down as Chairman of the Board on November 1, 2004, whereupon she will be named Chairman Emeritus by the Board, and will continue to serve on the Board of Directors.

Mr. Lauman will retire as Senior Executive Vice President and step down as Vice Chairman of the Board on November 1, 2004, and will continue to serve on the Board of Directors. Both Mrs. Sweigart and Mr. Lauman will be available to the Company to provide consultation and to assist in the transition of the company's new management.

Mr. G. William Ruhl, the Company's Chief Executive Officer, will be appointed President, effective November 1, 2004. The Board has appointed a search committee, consisting of the company's independent directors and Mr. Ruhl, to seek a new Chief Executive Officer.

*******

This press release contains forward-looking statements. These forward-looking statements are found in various places throughout this press release and include, without limitation, statements regarding financial and other information. These statements are based upon the current beliefs and expectations of D&E's management concerning the development of our business. They are not guarantees of future performance and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the risk that Conestoga's business will not be successfully integrated into D&E; the costs related to the transaction; the significant indebtedness of the combined company; the risk that anticipated synergies of the merger will not be obtained; the sale of our paging operations; and other key factors that we have indicated that could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.

D&E Communications, Inc. is a provider of integrated communications services to residential and business customers in markets throughout central and eastern Pennsylvania. D&E offers its customers a comprehensive package of communications services including local and long distance telephone service, high-speed data services and Internet access service. D&E also provides business customers with systems integration services including voice and data network solutions.